UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): July 22, 2022

Singular Genomics Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40443	81-2948451
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3010 Science Park Road

San Diego, CA 92121

(858) 333-7830

(Registrant’s address of principal executive offices

and telephone number, including area code)

N/A

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	OMIC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2022, the Board of Directors (the “Board”) of Singular Genomics Systems, Inc. (the “Company”) amended the Company’s 2021 Equity Incentive Plan (as amended, the “2021 Plan”) to expand the definition of “Fair Market Value” therein to allow the Board to grant the New Option(s) (as defined below) in the Exchange Offer (as defined below), as described in Item 8.01 below, with an exercise price equal to the volume weighted average trading price of the Company’s common stock as reported on The Nasdaq Global Select Market (“Nasdaq”) for the 20 consecutive trading days ending immediately prior to the grant date of the New Option(s).

The foregoing description of amendment to the 2021 Plan does not purport to be complete and is qualified in its entirety by the full text of the 2021 Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01	Other Events.

Tender Offer Commenced

On July 25, 2022, the Company filed a tender offer on Schedule TO with the Securities and Exchange Commission (the “SEC”) to offer an exchange of stock options (the “Exchange Offer”) outstanding under the Company’s 2016 Stock Incentive Plan, as amended (the “2016 Plan”) and the 2021 Plan that were granted between May 6, 2021 and January 3, 2022 (collectively, the “Eligible Options”). The outstanding Eligible Options are exercisable for up to 995,482 shares of common stock, and have exercise prices ranging from $10.99 to $26.23 per share of common stock.

Neither the Company’s executive officers or key employees, as disclosed in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 14, 2022, (the “Executive Officers”) nor members of the Board of Directors (the “Board”) are eligible to participate in the Exchange Offer.

If an eligible employee or consultant (an “Eligible Holder”) elects to participate in the Exchange Offer and tenders an Eligible Option for exchange, then the Company will grant the Eligible Holder an award of stock options (each, a “New Option”) with the following terms:

•

Each New Option will have an exercise price equal to the volume weighted average trading price of the Company’s common stock as reported on Nasdaq for the 20 consecutive trading days ending immediately prior to the grant date of the New Option.

•

Each New Option will represent the right to purchase the same number of shares of the Company’s common stock that is underlying the Eligible Option tendered by an Eligible Holder, as a one-for-one exchange.

•	Each New Option will be granted as a nonqualified stock option.

•	Each New Option will be granted under the 2021 Plan, even if a tendered Eligible Option was granted under the 2016 Plan.

•

Each New Option will have the same vesting schedule as the tendered Eligible Option, which means that each Eligible Holder will be vested in the same number of shares of common stock under the New Option as the tendered Eligible Option.

•	Each New Option will have the same term as the tendered Eligible Option.

•

As with any unvested equity award under the 2021 Plan and the 2016 Plan, each Eligible Holder must remain in continuous service with the Company through each vesting date after the grant of the New Option. In the event that an Eligible Holder’s service with the Company terminates for any reason prior to the vesting date of any unvested portion of a New Option, such unvested portion will expire on such Eligible Holder’s termination date.

Why the Company is making the Exchange Offer

Stock options are a critical component of the Company’s compensation philosophy, the focal point of which is to encourage the Company’s employees and consultants to build long-term stockholder value. The Board believes that stock options help the Company achieve this objective in several important ways, including the following: by aligning the Company’s employees’ and consultants’ interests with those of the Company’s stockholders; by motivating the Company’s employees and consultants to focus on the Company’s long-term success; and to promote retention by encouraging the Company’s employees and consultants who have received stock option awards that vest over time to continue their employment and service with the Company.

The Company completed its initial public offering (“IPO”) on June 1, 2021 to raise funds to support the development and commercialization of the Company’s G4 and PX sequencing platforms. To support these plans, the Company has significantly expanded its employee headcount. Since the Company completed its IPO and expansion of its headcount, the price of the Company’s common stock has significantly decreased. As of July 22, 2022, the closing price of the Company’s common stock on Nasdaq was $3.59 per share, resulting in all stock options granted to the Company’s employees and consultants prior to and following the Company’s IPO being “underwater,” meaning the exercise price of each of these options is greater than the Company’s current stock price. These stock options were primarily granted to the Company’s new hires and to other high-performing employees and consultants. Because of the higher exercise price, the Board is concerned that these underwater stock options may no longer be effective as incentives to motivate and retain the employees and consultants holding these stock options. The Board believes that it has a responsibility to address these issues and to properly incentivize the Company’s employees and consultants.

The Board determined that the Exchange Offer is in the best interests of the Company and its stockholders. It believes the New Options granted under the Exchange Offer will provide better incentives and motivation to the Company’s employees and consultants than the underwater options they currently hold and would exchange. Because many of the Company’s employees’ and consultants’ stock options are underwater, the Board determined that the Company has and may continue to face a considerable challenge in retaining these employees and consultants, and there is a possibility that the Company’s competitors may be able to offer equity incentives or other forms of compensation that are more attractive and that, in some cases, could make the terms offered by a competitor more attractive than what the Company offers to its existing employees and consultants.

The Board views it as critical for the Company to retain and motivate key employees and consultants, especially in light of the competitive marketplace in San Diego, California for employees and consultants with the skills required to develop and commercialize the Company’s products. The Exchange Offer is designed to address this concern as well as improve morale among the Company’s employees generally and reinvigorate a culture where equity compensation is a key component of the Company’s overall compensation package. Retaining employees and consultants can also reduce the costs and disruptions associated with employee and consultant resignations and better ensures the Company’s performance.

The Board also determined that the Exchange Offer, as an alternative to retaining employees through increased cash compensation, will allow the Company to devote more of its cash resources toward the development and commercialization of its products. The Board also considered granting additional equity awards to employees with underwater options. However, unlike granting additional equity awards, the Exchange Offer does not increase dilution. As such, the Board determined that the Exchange Offer is a more attractive alternative to granting additional equity awards to employees and consultants with underwater options.

The Board designed the Exchange Offer to restore equity value, increase retention and motivation in a competitive labor market, provide non-cash compensation incentives and better align the Company’s employee and stockholder interests for long-term growth. Through the Exchange Offer, the Board believes that the Company will be able to enhance long-term stockholder value by increasing its ability to retain experienced employees and consultants and by better aligning the interests of these individuals with the interests of its stockholders.

Notably, the Board limited the number of stock options included in the Exchange Offer. The Board determined not to include the stock options held by the Company’s Executive Officers and members of the Board in the Exchange Offer. In addition, the Board determined not to include the stock options awards issued after January 3, 2022 in the Exchange Offer. In March 2022, the Company issued annual incentive awards to its employees pursuant to its employee compensation program (the “2022 Annual Awards”). These options were granted at an exercise price of $7.50 per share of common stock. Although the exercise price of these awards are also underwater, the Board determined not to include the 2022 Annual Awards in the Exchange Offer because it determined that the 2022 Annual Awards still provide a retention tool to the recipients of these awards.

Eligible Holders should read the Tender Offer Statement on Schedule TO, filed with the SEC on July 25, 2022, including the Offer to Exchange and other related materials, as they contain important information about the Exchange Offer. The Company’s Eligible Holders may obtain these written materials and other documents filed by the Company with the SEC free of charge from the SEC’s website at www.sec.gov. In addition, stockholders and Eligible Holders may obtain free copies of the documents filed by Singular with the SEC on Singular’s website at www.singulargenomics.com.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Singular Genomics Systems, Inc. 2021 Equity Incentive Plan, as amended, and form of agreements thereunder.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINGULAR GENOMICS SYSTEMS, INC.

By:	/s/ Dalen Meeter
Dalen Meeter
Senior Vice President, Finance

Date: July 25, 2022